   As filed with the Securities and Exchange Commission on September 14, 2000
                                                      Registration No. 333-
-------------------------------------------------------------------------------

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                                FORM S-8
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933

                         PEREGRINE SYSTEMS, INC.
         (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        3611 VALLEY CENTRE DRIVE
                           SAN DIEGO, CA 92130

        DELAWARE              (858) 481-5000               95-3773312
(STATE OF INCORPORATION)   (ADDRESS OF PRINCIPAL     (I.R.S. EMPLOYER
                           EXECUTIVE OFFICES)  IDENTIFICATION NUMBER)

            Loran Network Holding Corporation Inc. Share Option Plan
 Key Employee Share Option Agreement dated December 1, 1998 in favor of Leighton
         Powell for an option to purchase 250,000 Loran Class A Shares.
  Key Employee Share Option Agreement dated December 1, 1998 in favor of David
          Levy for an option to purchase 250,000 Loran Class A Shares.
 Key Employee Share Option Agreement dated December 1, 1998 in favor of Leighton
         Powell for an option to purchase 750,000 Loran Class A Shares.
  Key Employee Share Option Agreement dated December 1, 1998 in favor of David
          Levy for an option to purchase 525,000 Loran Class A Shares.
Option Agreement dated October 25, 1999 in favor of Steven Dauber for an option to purchase 650,000 Loran Class B Shares.
Option Agreement dated January 18, 2000 in favor of Steven Dauber for an option to purchase 100,000 Loran Class B Shares.

                             ERIC P. DELLER
                    VICE PRESIDENT AND GENERAL COUNSEL
                        3611 VALLEY CENTRE DRIVE
                          SAN DIEGO, CA 92130
                           (858) 481-5000
       (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                COPY TO:
                        DOUGLAS H. COLLOM, ESQ.
                 WILSON SONSINI GOODRICH & ROSATI, P.C.
                           650 PAGE MILL ROAD
                           PALO ALTO, CA 94304
                             (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

                                            PROPOSED           PROPOSED
                          MAXIMUM           MAXIMUM            MAXIMUM
                          AMOUNT            OFFERING           AGGREGATE       AMOUNT OF
TITLE OF SECURITIES        TO BE             PRICE             OFFERING      REGISTRATION
TO BE REGISTERED         REGISTERED        PER SHARE            PRICE            FEE
----------------------------------------------------- -------------------- --------------
Common Stock ($0.001
par value)
issuable under:
----------------------------------------------------- -------------------- --------------
Loran Network Holding
Corporation Inc. Share
Option Plan                331,323              $7.50        $2,484,922.50     $656.02 (1)
----------------------------------------------------- -------------------- --------------
Key Employee Share
Option Agreement dated
December 1, 1998 in
favor of Leighton
Powell for an option
to purchase 250,000
Loran Class A Shares.       26,869              $0.82           $22,032.58       $5.82 (2)
----------------------------------------------------- -------------------- --------------
Key Employee Share
Option Agreement dated
December 1, 1998 in
favor of David Levy
for an option to
purchase of 250,000
Loran Class A Shares.       26,869              $0.82           $22,032.58       $5.82 (2)
----------------------------------------------------- -------------------- --------------
Key Employee Share
Option Agreement dated
December 1, 1998 in
favor of Leighton
Powell for an option
to purchase 750,000
Loran Class A Shares.       80,607              $0.82           $66,097.74      $17.45 (2)
----------------------------------------------------- -------------------- --------------
Key Employee Share
Option Agreement
dated December 1, 1998
in favor of David Levy
for an option to
purchase 525,000
Loran Class A Shares.       56,425              $0.88           $49,654.00      $13.11 (3)
----------------------------------------------------- -------------------- --------------
Option Agreement dated
October 25, 1999 in
favor of Steven Dauber
for an option to
purchase 650,000
Loran Class B Shares.       69,859             $15.26        $1,066,048.34     $281.44 (4)
----------------------------------------------------- -------------------- --------------
Option Agreement dated
January 18, 2000 in
favor of Steven Dauber
for an option to
purchase 100,000
Loran Class B Shares.       10,748             $15.26          $164,014.48      $43.30 (4)
----------------------------------------------------- -------------------- --------------
TOTAL                      602,700 shares                    $3,874,802.22   $1,022.96
----------------------------------------------------- -------------------- --------------


(1) Estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act")solely for the purpose of computing the amount of the registration fee based on the weighted average exercise price of

         $7.50 per share covering authorized but unissued shares under the Loran Network Holding Corporation Inc. Share Option Plan.

(2) Estimated in accordance with Rule 457(h) promulgated under the Securities Act solely for the purpose of computing the amount of the registration fee based on the weighted average exercise price of $0.62 per share covering authorized but unissued shares under the noted agreement.

(3) Estimated in accordance with Rule 457(h) promulgated under the Securities Act solely for the purpose of computing the amount of the registration fee based on the weighted average exercise price of $0.88 per share covering authorized but unissued shares under the noted agreement.

(4) Estimated in accordance with Rule 457(h) promulgated under the Securities Act solely for the purpose of computing the amount of the registration fee based on the weighted average exercise price of $15.26 per share covering authorized but unissued shares under the noted agreement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Peregrine Systems, Inc. ("Peregrine") hereby incorporates by reference in this registration statement the following documents:

         (a) Peregrine's Annual Report on Form 10-K for the fiscal year ended March 31, 2000 filed pursuant to Section 13 of the Securities Exchange Act of 1934, or the Exchange Act.

         (b) Peregrine's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed pursuant to Section 13 of the Exchange Act.

         (c) Peregrine's Current Report on Form 8-K/A filed on May 22, 2000 pursuant to Section 13 of the Exchange Act.

         (d) Peregrine's Current Report on Form 8-K filed on June 29, 2000 pursuant to Section 13 of the Exchange Act.

         (e) The description of Peregrine's Common Stock contained in its Registration Statement on Form 8-A, filed March 7, 1997 pursuant to Section 12(g) of the Exchange Act.

         All documents subsequently filed by Peregrine pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law. Article IX of Peregrine's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

         Article VI of Peregrine's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation to the fullest extent permissible under the General Corporation Law of Delaware.

         Peregrine has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in Peregrine's

Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

         In addition, pursuant to the terms of the Acquisition Agreement for Amalgamation by and among Peregrine, Peregrine Ottawa Nova Scotia Company Limited, an unlimited liability company existing under the Nova Scotia Companies Act and an indirect, wholly-owned subsidiary of Peregrine, 3791980 Canada Inc., a Canada Business Corporations Act Corporation, Jay A. Lefton, an individual, as a holder of outstanding shares of capital stock of 3791980 Canada Inc., and Loran Network Holding Corporation Inc., a Canada Business Corporations Act Corporation ("Loran") as of August 15, 2000 (the "Acquisition Agreement"), Peregrine has agreed to maintain in effect for two years directors and officers' liability insurance covering those Loran persons who were covered at the time of the signing of the Acquisition Agreement with coverage in an amount and scope at least as favorable as that applicable to the officers and directors of Loran at the time of the signing of the Acquisition Agreement, provided, however, that the amount of premium to be paid for such coverage shall not exceed 125% of the annual premium most recently paid by Loran, in which case Peregrine is only obligated to maintain coverage at such 125% premium amount.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Peregrine pursuant to the foregoing provisions, Peregrine has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

                         EXHIBIT
                          NUMBER                DESCRIPTION
                            5.1     Opinion of Counsel as to legality
                                    of securities being registered.

                           10.33 Loran Network Holding Corporation Inc., Share Option Plan

                           10.34 Key Employee Share Option Agreement dated December 1, 1998 in favor of Leighton Powell for an option to purchase 250,000 Loran Class A Shares.

                           10.35 Key Employee Share Option Agreement dated December 1, 1998 in favor of David Levy for an option to purchase of 250,000 Loran Class A Shares.

                           10.36 Key Employee Share Option Agreement dated December 1, 1998 in favor of Leighton Powell for an option to purchase 750,000 Loran Class A Shares.

                           10.37 Key Employee Share Option Agreement dated December 1, 1998 in favor of David Levy for an option to purchase 525,000 Loran Class A Shares.

                           10.38 Option Agreement dated October 25, 1999 in favor of Steven Dauber for an option to purchase 650,000 Loran Class B Shares.

                           10.39 Option Agreement dated January 18, 2000 in favor or Steven Dauber for an option to purchase 100,000 Loran Class B Shares.

                           23.1 Consent of Arthur Andersen LLP, Independent Public Accountants.

                           23.2     Consent of KPMG LLP, Independent Auditors.

                           23.3     Consent of Counsel (contained in Exhibit
                                    5.1).

                           24.1 Power of Attorney (reference is made to the signature page of this Registration Statement).
                        -------

ITEM 9.           UNDERTAKINGS

         (a)      RULE 415 OFFERING

         Peregrine hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)      FILING INCORPORATING SUBSEQUENT EXCHANGE ACT
                  DOCUMENTS BY REFERENCE

         Peregrine hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Peregrine's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)      REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR
                  FILING OF REGISTRATION STATEMENT ON FORM S-8

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Peregrine pursuant to the foregoing provisions, or otherwise, Peregrine has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of Peregrine in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Peregrine will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Peregrine has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 14th day of September, 2000.

                              PEREGRINE SYSTEMS, INC.

                              By:    /s/ DAVID A. FARLEY
                                     -------------------
                                     David A. Farley
                                     Senior Vice President, Finance
                                     and Administration and Chief
                                     Financial Officer

                           POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS RICHARD T. NELSON AND ERIC P. DELLER AND EACH ONE OF THEM, ACTING INDIVIDUALLY AND WITHOUT THE OTHER, AS HIS OR HER ATTORNEY-IN-FACT, EACH WITH FULL POWER OF SUBSTITUTION, FOR HIM IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT ON FORM S-8, AND TO FILE THE SAME, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING AND CONFIRMING ALL THAT EACH OF SAID ATTORNEYS-IN-FACT, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


         SIGNATURE                                     TITLE                                   DATE
/s/ STEPHEN P. GARDNER                      Chief Executive Officer                     September 14, 2000
------------------------------------        (Principal Executive Officer
     (Stephen P. Gardner)                   and Chairman of the Board
                                            of Directors

/s/ DAVID A. FARLEY                         Senior Vice President, Finance              September 14, 2000
------------------------------------        and Administration, Chief
     (David A. Farley)                      Financial Officer (Principal
                                            Financial Officer) and Director

/s/ JAMES M. TRAVERS                        Vice President and                          September 14, 2000
------------------------------------        Director
     (James M. Travers)

/s/ JOHN J. MOORES                          Director                                    September 14, 2000
------------------------------------
     (John J. Moores)

/s/ CHRISTOPHER A. COLE                     Director                                    September 14, 2000
------------------------------------
     (Christopher A. Cole)

/s/ CHARLES E. NOELL III                    Director                                    September 14, 2000
------------------------------------
     (Charles E. Noell III)


/s/ WILLIAM D. SAVOY                        Director                                    September 14, 2000
------------------------------------
     (William D. Savoy)

/s/ NORRIS VAN DEN BERG                     Director                                    September 14, 2000
------------------------------------
     (Norris van den Berg)

/s/ THOMAS G. WATROUS, SR.                  Director                                    September 14, 2000
------------------------------------
     (Thomas G. Watrous, Sr.)

/s/ MATTHEW C. GLESS                        Vice President, Finance and                 September 14, 2000
------------------------------------        Chief Accounting Officer
     (Matthew C. Gless)                     (Principal Accounting Officer)


